Registration No. 333-_______
                                                Filed March 16, 2005

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                              _____________

                                FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                              _____________


                             TD Banknorth Inc.
______________________________________________________________________________
  (Exact Name of Registrant as specified in its Articles of Incorporation)



        Delaware                                          01-0437984
_____________________________               __________________________________
(State of incorporation)                     (IRS Employer Identification No.)



                             P.O. Box 9540
                          Two Portland Square
                      Portland, Maine 04112-9540
______________________________________________________________________________
       (Address of principal executive offices, including zip code)


1986 Stock Option and Stock Appreciation Rights Plan, as amended; Amended and Restated Employee Stock Purchase Plan; Amended and Restated 1995 Stock Option Plan for Non-Employee Directors; Amended and Restated 401(k) Plan, as amended; 1996 Equity Incentive Plan, as amended; Amended and Restated 2003 Equity Incentive Plan; and stock options assumed in connection with acquisitions of CFX Corporation, SIS Bancorp, Inc., Banknorth Group, Inc., a Delaware corporation, Ipswich Bancshares, Inc., Warren Bancorp, Inc., American Financial Holdings, Inc. and CCBT Financial Companies, Inc.
______________________________________________________________________________
                        (Full Titles of the Plans)


William J. Ryan                         Copies to:
Chairman, President and                 Gerard L. Hawkins, Esq.
  Chief Executive Officer               Kenneth B. Tabach, Esq.
TD Banknorth Inc.                       Elias, Matz, Tiernan & Herrick L.L.P.
P.O. Box 9540                           734 15th Street, N.W.
Two Portland Square                     Washington, D.C.  20005
Portland, Maine 04112-9540              (202) 347-0300
(207) 761-8500
____________________________________
(Name, address and telephone number
  of agent for service)

                                    CALCULATION OF REGISTRATION FEE
============================================================================================


    Title of                            Proposed Maximum   Proposed Maximum    Amount of
Securities to be      Amount to be       Offering Price       Aggregate       Registration
   Registered        Registered (1)(2)     Per Share        Offering Price        Fee
============================================================================================
Common Stock,
par value $.01        14,331,951(3)        $31.26(4)       $448,016,788(4)      $52,732


_____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of TD Banknorth Inc., a Delaware corporation and the successor to Banknorth Group, Inc., a Maine corporation ("TD Banknorth" or the "Registrant"), registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amended and Restated 401(k) Plan.

(3) This Registration Statement registers an aggregate of 6,327,754 shares of Common Stock which may be issued upon the exercise of outstanding stock options to purchase Common Stock issued under the plans listed above and the assumption
of stock options in the acquisitions listed above.   In addition, this
Registration Statement registers 1,051,925 shares of Common Stock which may be issued under the Amended and Restated Employee Stock Purchase Plan, 243,000 shares of Common Stock which remain available for issuance pursuant to future awards under the Amended and Restated 1995 Stock Option Plan for Non-Employee Directors, 250,000 shares of Common Stock that may be issued with employee contributions under the Amended and Restated 401(k) Plan, 2,235,864 shares of Common Stock which remain available for issuance pursuant to future awards under the 1996 Equity Incentive Plan, and 4,223,408 shares of Common Stock which remain available for issuance pursuant to future awards under the Amended and Restated 2003 Equity Incentive Plan.

(4) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(f) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange on March 10, 2005.

                        __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) TD Banknorth's Current Report on Form 8-K filed with the Commission on March 2, 2005;

         (b) TD Banknorth's Annual Report on Form 10-K for the year ended December 31, 2004;

         (c) All reports filed by TD Banknorth pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above;

         (d) The description of the Common Stock of TD Banknorth contained in the proxy statement/prospectus, dated January 11, 2005, included in the Registration Statement on Form S-4/F-4 of TD Banknorth and the Toronto-Dominion Bank (SEC File Nos. 333-119517/119519);

         (e) The Annual Report on Form 11-K of the TD Banknorth Amended and Restated 401(k) Plan for the fiscal year ended December 31, 2003; and

         (f) All documents filed by TD Banknorth or the TD Banknorth Amended and Restated 401(k) Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

     Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

Item. 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     TD Banknorth. Pursuant to the DGCL, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, shareholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. TD Banknorth has obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of TD Banknorth may, in such capacities, incur.

     TD Banknorth's certificate of incorporation provides that directors will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to TD Banknorth or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unauthorized distributions by a corporation), or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize, with the approval of a corporation's shareholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of TD Banknorth will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of these provisions by the shareholders of TD Banknorth will not adversely affect any right or protection of a director of TD Banknorth existing at the time of such repeal or modification.

     TD Banknorth's by-laws provide,

     * that TD Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of TD Banknorth, or is or was serving at the request of TD Banknorth as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent provided by the DGCL, provided that TD Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from TD Banknorth under its by-laws; and

     * that TD Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by TD Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the DGCL in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of TD Banknorth.


Item 7.   Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to the Exhibit Table in Item 601 of Regulation S-K):


    No.    Exhibit                                               Page
    --     -------                                               ----

    4      Common Stock Certificate                              (1)

    5      Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities                 filed herewith

    23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P.
            (contained in the opinion included as Exhibit 5)     --

    23.2   Consent of KPMG LLP                                   filed herewith

    23.3   Consent of KPMG LLP                                   filed herewith

    24     Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                          --
    _______________
    (1) Incorporated by reference from the Registration Statement on Form S-4/F-4 of TD Banknorth and the Toronto-Dominion Bank (SEC File Nos. 333-119517/119519) filed on October 6, 2004, as amended.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 16th day of March 2005.

                                   TD BANKNORTH INC.


                                   By: /s/ William J. Ryan
                                       ------------------------------
                                       Name:   William J. Ryan
                                       Title:  Chairman, President and Chief
                                                Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



----------------------------
Gary G. Bahre
Director

/s/ William E. Bennett                                      March 16, 2005
----------------------------
William E. Bennett
Director

/s/ W. Edmund Clark                                         March 16, 2005
----------------------------
W. Edmund Clark
Director

/s/ Robert G. Clarke                                        March 16, 2005
----------------------------
Robert G. Clarke
Director

/s/ P. Kevin Condron                                        March 16, 2005
----------------------------
P. Kevin Condron
Director

----------------------------
John Otis Drew
Director

/s/ Colleen A. Khoury                                       March 16, 2005
----------------------------
Colleen A. Khoury
Director

/s/ Dana S. Levenson                                        March 16, 2005
----------------------------
Dana S. Levenson
Director

/s/ Steven T. Martin                                        March 16, 2005
----------------------------
Steven T. Martin
Director

/s/ John M. Naughton                                        March 16, 2005
----------------------------
John M. Naughton
Director

/s/ Malcolm W. Philbrook, Jr.                               March 16, 2005
----------------------------
Malcolm W. Philbrook, Jr.
Director

/s/ Angelo P. Pizzagalli                                    March 16, 2005
----------------------------
Angelo P. Pizzagalli
Director



----------------------------
Wilbur J. Prezzano
Director

/s/ Irving E. Rogers, III                                   March 16, 2005
----------------------------
Irving E. Rogers, III
Director

/s/ William J. Ryan                                         March 16, 2005
----------------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)



----------------------------
Curtis M. Scribner
Director

/s/ Gerry S. Weidema                                        March 16, 2005
----------------------------
Gerry S. Weidema
Director

/s/ Stephen J. Boyle                                        March 16, 2005
----------------------------
Stephen J. Boyle
Executive Vice President and
  Chief Financial Officer
  (principal financial and accounting officer)

    Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the TD Banknorth Inc. Amended and Restated 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Maine, on the 16th day of March 2005.

                                   TD BANKNORTH INC. AMENDED
                                     AND RESTATED 401(k) PLAN


                                   By: /s/ Susan G. Shorey
                                       ---------------------------------
                                       Susan G. Shorey
                                       Plan Administrator






























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